                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                Science Applications International Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), will be held in the Grand Ballroom of the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Friday, July 11, 1997, at 10:00 A.M. (local time), for the following purposes:

     1. To elect eight Class I Directors, each for a term of three years.

     2. To approve the appointment of Price Waterhouse LLP as the Company's independent accountants for the Company's fiscal year ending January 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

     Only stockholders of record at the close of business on May 12, 1997, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Corporate Secretary of the Company at 10010 Campus Point Drive, San Diego, California, and at 1710 Goodridge Drive, McLean, Virginia, for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          J. Dennis Heipt
                                          Corporate Secretary

San Diego, California
June 5, 1997

                             YOUR VOTE IS IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATIONS.

                                      LOGO

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 1997

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Grand Ballroom of the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Friday, July 11, 1997, at 10:00 A.M. (local time), and at any and all adjournments, postponements or continuations thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of eight Class I Directors, each for a term of three years and (ii) the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for its fiscal year ending January 31, 1998.

     This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders of the Company on or about June 5, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only stockholders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and/or Class B Common Stock, par value $.05 per share (the "Class B Common Stock"), as of the close of business on May 12, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 49,407,295 shares of Class A Common Stock and 321,203 shares of Class B Common Stock outstanding. The Company has no other class of capital stock outstanding.

     The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock." The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the Annual Meeting. Although abstentions may be specified on all proposals (other than the election of directors), abstentions will only be counted as present for purposes of determining the presence of a quorum but will not be voted.

     Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Class B Common Stock will be entitled to five votes per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting, except that in the election of Directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for
Directors: (i) each share of Class A Common Stock is entitled to as many votes as there are Directors to be elected, (ii) each share of Class B Common Stock is entitled to five times as many votes as there are Directors to be elected and
(iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting.

     On the Record Date, State Street Bank & Trust Company (the "Trustee"), as trustee of the Employee Stock Ownership Plan ("ESOP"), Cash or Deferred Arrangement ("CODA") and Profit Sharing Retirement Plan ("Profit Sharing Plan") of the Company, the Retirement Savings Plan ("Syntonic Retirement Plan") of Syntonic Technology, Inc., a wholly-owned subsidiary of the Company (collectively, the "Retirement Plans"), and the Company's Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the "Stock Plans") held 23,960,021 shares of Class A Common Stock and 30,323 shares of Class B Common Stock. Each participant in the Retirement Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interests in all allocated shares of Common Stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans as to which no voting instructions are received (except for shares held in the Tax Credit Employee Stock Ownership Plan ("TRASOP") fund accounts of participants in the ESOP), together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan by plan basis, as the allocated shares for which voting instructions have been received. Shares held in the TRASOP fund accounts as to which no voting instructions from participants are received will not be voted by the Trustee. The Trustee's duties with respect to voting the Common Stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). These fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the Common Stock held by the Trustee and to determine, in the Trustee's best judgment, how to vote the shares. Under the terms of the Stock Plans, the Trustee has the power to vote the shares of Common Stock held by the Trustee in the Stock Plans. The Trustee will vote all such shares of Common Stock in the same proportion that the other stockholders of the Company vote their shares of Common Stock.

     Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted: (i) FOR the election of each nominee of the Board of Directors as a Class I Director and (ii) FOR the approval of Price Waterhouse LLP as the Company's independent accountants for its fiscal year ending January 31, 1998. No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration at an Annual Meeting, see "Stockholder Proposals for the 1998 Annual Meeting."

     Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Corporate Secretary of the Company, 10260 Campus Point Drive, San Diego, California 92121, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation of proxies is made by the Company and the cost thereof will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee for forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited by officers, Directors and employees of the Company in person, by telephone or by telegram. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a "classified" Board of Directors consisting of three classes which shall be as equal in number as possible. The number of authorized Directors is currently fixed at 22 Directors, with eight Directors in Class I and seven Directors in each of Class II and Class III.

     At the Annual Meeting, eight Class I Directors are to be elected to serve three-year terms ending in 2000 or until their successors are elected and qualified or their earlier death, resignation or removal. Currently, D.P. Andrews, J.R. Beyster, V.N. Cook, W.H. Demisch, J.E. Glancy, H.M.J. Kraemer, Jr., C.B. Malone and J.A. Welch serve as Class I Directors. All such Class I Directors will be standing for reelection. The eight nominees who receive the most votes will be elected as Class I Directors. It is intended that, unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able to serve. In the event that any of the eight nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve. Alternatively, the Board of Directors may elect, pursuant to Section 3.02 of the Company's Bylaws, to fix the authorized number of Directors at a lower number so as to give the Nominating Committee of the Board of Directors additional time to evaluate candidates.

     Set forth below is a brief biography of each nominee for election as a Class I Director and of all other members of the Board of Directors who will continue in office:

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                                TERM ENDING 2000

    D.P. ANDREWS, age 52                             Director since October 1996
     Executive Vice President for Corporate Development and Director

     Mr. Andrews joined the Company in 1993 and has served as Executive Vice President for Corporate Development since October 1995 and a Director since January 1997. Prior thereto, Mr. Andrews served as Senior Vice President for Corporate Development from 1994 to 1995 and as a Senior Vice President from 1993 to 1994. Prior to joining the Company, Mr. Andrews served as Assistant Secretary of Defense from 1989 to 1993.

    J.R. BEYSTER, age 72                                     Director since 1969
     Chairman of the Board and Chief Executive Officer

     Dr. Beyster founded the Company in 1969 and has served as Chairman of the Board and Chief Executive Officer since that time. Dr. Beyster also served as President of the Company until 1988.

    V.N. COOK, age 62                                        Director since 1990
     Director

     Mr. Cook joined the Company in 1991 and served as a Vice Chairman of the Board from 1992 to 1994. Mr. Cook was associated with IBM for 26 years until his retirement in 1989. Mr. Cook held several executive positions at IBM, including Vice President of IBM's Asia Pacific Corporation and President of IBM Federal System Division. He is also a member of the Board of Directors of KFX, Inc. and the Chairman of Visions International, Inc., an industry consulting firm.

    W.H. DEMISCH, age 52                                     Director since 1990
     Director

     Mr. Demisch has been a Managing Director of BT Securities Corp. since 1993. From 1988 to 1993, he was Managing Director of UBS Securities, Inc.

    J.E. GLANCY, age 51                                      Director since 1994
    Corporate Executive Vice President and Director

     Dr. Glancy joined the Company in 1976 and has served in various capacities since that time. He was elected as a Corporate Executive Vice President in 1994.

    H.M.J. KRAEMER, JR., age 42                        Director since April 1997
     Director

     Mr. Kraemer has served as the President of Baxter International, Inc. ("Baxter"), a health-care products, systems and services company, since April 1997. Prior thereto, Mr. Kraemer served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997 and as the Vice President of Finance and Operations of Baxter from 1990 to 1993. Mr. Kraemer is also a member of the Board of Directors of Comdisco, Inc. and MedPartners, Inc.

    C.B. MALONE, age 61                                      Director since 1993
     Director

     Ms. Malone has served as the President of Financial & Management Consulting, Inc., a consulting company, since 1982. Ms. Malone is also a member of the Board of Directors of Dell Computer Corporation, Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Lafarge Corporation, Lowe's Companies, Mallinckrodt Group and Union Pacific Resources Corporation.

    J.A. WELCH, age 66                                       Director since 1984
     Director

     Dr. Welch joined the Company in July 1990 and is currently a part-time employee involved in a number of scientific endeavors and strategic planning issues. Dr. Welch also serves as President of Jasper Welch Associates, a consulting firm which he founded in 1983. Prior thereto, Dr. Welch was a Major General in the United States Air Force, from which he retired in 1983 after serving for 31 years. Dr. Welch is also a member of the Board of Directors of Millitech Corp.

                               CLASS II DIRECTORS

                                TERM ENDING 1998

    B.R. INMAN, age 66                                       Director since 1982
     Director

     Admiral Inman, USN (Ret.) joined the Company in 1990 as a part-time employee and, in that capacity, advises the Company on a wide variety of strategic planning issues. Admiral Inman was the Chairman of the Board, President and Chief Executive Officer of Westmark Systems, Inc., an electronics industry holding company, from 1986 through 1989. From 1983 to 1986, Admiral Inman served as Chairman, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Admiral Inman retired from the United States Navy in 1982. During his career as a United States Naval Officer, Admiral Inman served in a number of high-level positions in the U.S. Government, including Director of the National Security Agency and Deputy Director of Central Intelligence. Admiral Inman is also a member of the Board of Directors of Fluor Corporation, SBC Communications, Inc., Temple-Inland, Inc. and Xerox Corporation.

    W.M. LAYSON, age 62                                      Director since 1970
     Senior Vice President and Director

     Dr. Layson joined the Company in 1970 and has served in various capacities since that time. He was elected as a Senior Vice President in 1975.

    E.A. STRAKER, age 59                                     Director since 1992
    Executive Vice President and Director

     Dr. Straker joined the Company in 1971 and has served in various capacities since that time. He was elected as an Executive Vice President in 1994.

    M.E. TROUT, age 66                                       Director since 1995
     Director

     Dr. Trout served as the interim Chief Executive Officer of Cytran, Inc., a bio-technology company, from April 1996 to July 1996. Prior thereto, Dr. Trout was associated with American Healthcare Systems, Inc. from 1986 until his retirement in 1995. Prior to his retirement, Dr. Trout served as Chairman, President and Chief Executive Officer and is currently serving as Chairman Emeritus of American Healthcare Systems, Inc. He is also a member of the Board of Directors of Baxter International, Cytyc, Inc., West Co. and the UCSD Foundation.

    J.H. WARNER, JR., age 56                                 Director since 1988
     Corporate Executive Vice President and Director

     Dr. Warner joined the Company in 1973 and has served in various capacities since that time. He was elected as a Corporate Executive Vice President in 1996.

    J.B. WIESLER, age 69                                     Director since 1989
     Director

     Mr. Wiesler was associated with the Bank of America National Trust and Savings Association from 1949 until his retirement in 1987. Prior to his retirement, Mr. Wiesler served in a number of executive capacities with Bank of America National Trust and Savings Association, including Vice Chairman, Head of Retail Banking and Executive Vice President, Head of North American Division.

    A.T. YOUNG, age 59                                       Director since 1995
     Director

     Mr. Young served as an Executive Vice President of Lockheed Martin Corp. from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also on the Board of Directors of Cooper Industries, the Dial Corporation, the B.F. Goodrich Company, Memotec Communications, Inc., Potomac Electric Power Company and Salomon, Inc.

                              CLASS III DIRECTORS

                                TERM ENDING 1999

    C.K. DAVIS, age 65                                       Director since 1993
     Director

     Dr. Davis was an International Health Care Consultant to Ernst & Young LLP, a certified public accounting and consulting firm, from 1985 to May 1997. From 1981 to 1985, Dr. Davis served as the Administrator of the Health Care Financing Agency. Dr. Davis is also a member of the Board of Directors of Beckman Instruments, Merck & Co., Inc., Pharmaceutical Marketing Services, Inc. and The Prudential Insurance Company of America, Inc.

    W.A. DOWNING, age 57                                     Director since 1996
    Director

     General Downing, USA (Ret.) joined the Company as a part-time employee in March 1996. General Downing retired from the United States Army in 1996. Prior to his retirement, General Downing served as the Commander in Chief of U.S. Special Operations Command. General Downing has also served as the Commanding General of U.S. Army Special Operations Command and Commanding General of Joint Special Operations Command. General Downing is also a member of the Board of Directors of NOVAVAX.

    E.A. FRIEMAN, age 71                                     Director since 1987
     Director

     Dr. Frieman joined the Company as a part-time employee in October 1996. Dr. Frieman has also served as the Director of Scripps Institution of Oceanography and Vice Chancellor of Marine Sciences for the University of California, San Diego since 1986. Prior thereto and since 1981, Dr. Frieman was an Executive Vice President and Group Manager of the Company. Dr. Frieman is also a member of the Board of Directors of The Charles Stark Draper Laboratory, Inc. and the Secretary of Energy Laboratory Operations Advisory Board.

     J.W. MCRARY, age 57                                  Director since 1972(1)
     Director

     Dr. McRary is the Chairman of the Board, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation, a corporation involved in research and development of advanced computer architecture, software technology, component packaging and computer-aided design and manufacturing. Dr. McRary was an employee of the Company from 1971 to 1994 and served in various capacities, including serving as a Vice Chairman of the Board from 1988 to 1994.

     W.A. OWENS, age 57
     Vice Chairman of the Board, President and Chief Operating Officer  Director
                                                                      since 1996

     Mr. Owens joined the Company in March 1996 as a Vice Chairman of the Board and a Director and was elected President and Chief Operating Officer in February 1997. Prior to joining the Company, Mr. Owens served as an Admiral in the U.S. Navy, serving as Vice Chairman of the Joint Chiefs of Staff from 1993 to 1997 and as the Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments from 1991 to 1993.

     S.D. ROCKWOOD, age 54                                   Director since 1996
     Executive Vice President and Director

     Dr. Rockwood joined the Company in 1986 and has served in various capacities since that time. He was elected as an Executive Vice President in April 1997.

     J.P. WALKUSH, age 45                                    Director since 1996
     Sector Vice President and Director

     Mr. Walkush joined the Company in 1976 and has served in various capacities since that time. He was elected as a Sector Vice President in 1994.

---------------

     1Dr. McRary did not serve as a Director in 1973.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the year ended January 31, 1997 ("Fiscal 1997"), the Board of Directors held five meetings. Average attendance at such meetings of the Board of Directors was 97%. During Fiscal 1997, all Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served, other than C.K. Davis who attended 71% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which she served.

     The Board of Directors has various standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Operating Committee.

  Audit Committee

     The Audit Committee is primarily concerned with the Company's financial condition and its responsibilities include: (i) reviewing and evaluating the work and performance of the Company's internal auditors and its independent accountants and making recommendations to the Board of Directors regarding the selection of the Company's independent accountants; (ii) conferring with the Company's independent accountants and its internal auditors and financial and accounting officers to evaluate the Company's internal accounting methods and procedures and the recommended changes therein; (iii) reviewing the Company's financial projections and plans and the arrangements for the Company's financing and credit; (iv) reviewing the status of litigation to which the Company is a party; (v) reviewing circumstances which may have a major impact on the Company's future profitability and (vi) overseeing the activities of the Company's Employee Ethics and Risk Committees. The Audit Committee held four meetings during Fiscal 1997. The current members of the Audit Committee are C.B. Malone (Chairperson), J.R. Beyster (ex-officio), W.A. Owens and J.B. Wiesler.

  Compensation Committee

     The Compensation Committee is responsible for approving the salaries of the Chief Executive Officer and the four other most highly compensated executive officers of the Company and recommending to the Bonus Compensation Committee of the Board of Directors the amount of awards to be made to the Chief Executive Officer and the four other most highly compensated executive officers under the Company's Bonus Compensation Plan. The Compensation Committee is also responsible for issuing reports required by the Securities and Exchange Commission regarding the Company's compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee held one meeting during Fiscal 1997. The Compensation Committee consists of all Directors who are not also employees of the Company. The current members of the Compensation Committee are J.B. Wiesler (Chairman), C.K. Davis, W.H. Demisch, H.M.J. Kraemer, Jr., C.B. Malone, J.W. McRary, M.E. Trout and A.T. Young.

  Executive Committee

     The Executive Committee's charter provides that, to the extent permitted by Delaware law, it shall have and may exercise all powers and authorities of the Board of Directors with respect to the following: (i) taking action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impractical to delay action on a matter until the next regularly scheduled meeting of the Board of Directors and (ii) overseeing and assisting in the formulation and implementation of human resource management, scientific research policies and financial matters. The Executive Committee held five meetings during Fiscal 1997. The current members of the Executive Committee are B.R. Inman (Chairman), J.R. Beyster, E.A. Frieman, J.E. Glancy, W.A. Owens, M.E. Trout and J.H. Warner, Jr. All other Directors are ex-officio members of the Executive Committee.

  Nominating Committee

     The Nominating Committee's responsibilities include: (i) establishing a procedure for identifying nominees for election as Directors to the Board of Directors; (ii) reviewing and recommending to the Board of Directors criteria for membership on the Board and (iii) proposing nominees to fill vacancies on the Board of Directors as they occur. The Nominating Committee held four meetings during Fiscal 1997. The current members of the Nominating Committee are J.R. Beyster (Chairman), E.A. Frieman, B.R. Inman, J.W. McRary, M.E. Trout, J.A. Welch and A.T. Young.

     Any stockholder may nominate a person for election as a Director of the Company by complying with the procedure set forth in the Company's Bylaws. Pursuant to Section 3.03 of the Company's Bylaws, in order for a stockholder to nominate a person for election as a Director, such stockholder must give timely notice to the Corporate Secretary of the Company prior to the meeting at which Directors are to be elected. To be timely, notice must be received by the Corporate Secretary not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her age, business and residence addresses and principal occupation during the past five years, the class and number of shares of Common Stock beneficially owned by such nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The notice must also contain certain information about the stockholder proposing to nominate that person. Pursuant to Section 3.03 of the Company's Bylaws, the Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

  Operating Committee

The Operating Committee has the authority to (i) approve offers by the Company to sell shares of Class A Common Stock; (ii) authorize the establishment of various relationships with banking institutions, including depositing funds and obtaining loans; (iii) approve contracts to be entered into by the Company for the purchase or lease of goods, services and facilities; (iv) approve the amendment of the Company's employee benefit and incentive compensation plans, the Company's contributions to any such plan and the participation by the Company's subsidiaries in any such plan; (v) approve the retainer and meeting fees to be paid to outside Board members; (vi) authorize the filing of registration statements, reports and other documents with the Securities and Exchange Commission and state securities commissions; (vii) call the annual meeting of stockholders, fix the purposes, place, time, date and record date for such meeting and approve the proxy materials to be used in connection therewith;
(viii) grant special powers of attorney on behalf of the Company; (ix) review preliminary agendas for meetings of the Board of Directors; (x) adopt supplemental resolutions which modify or amend resolutions theretofore adopted by the Board of Directors which, in the opinion of the Company's counsel, do not materially change the purpose and intent of the underlying resolutions and (xi) authorize the merger between the Company and one or more of its subsidiaries. The Operating Committee held four meetings during Fiscal 1997. The current members of the Operating Committee are J.R. Beyster (Chairman), J.E. Glancy, W.A. Owens, S.D. Rockwood, E.A. Straker, J.P. Walkush and J.H. Warner, Jr.

DIRECTORS' COMPENSATION

     Except as otherwise described below, all Directors, other than those who are employees of the Company, are paid an annual retainer of $25,000 and receive $1,000 for each day on which they attend meetings of the Board of Directors or of the committees on which they serve; provided, however, if a committee meeting is held on the same day as a Board of Directors or other committee meeting, the fee for each additional meeting is $500. Because W.A. Downing is not a full-time employee of the Company, he is paid the annual retainer and meeting fees in addition to his compensation as an employee. Directors are also reimbursed for expenses incurred while attending meetings or otherwise performing services for the Company. Directors are also entitled to receive certain other incidental benefits which in the aggregate do not exceed $1,200 per Director annually. Directors are eligible to receive bonuses under the Company's Bonus Compensation Plan, pursuant to which, for services rendered as a Director during Fiscal 1997, C.B. Malone was awarded $20,000 in cash, M.E. Trout was awarded $60,000 in cash and J.B. Weisler and A.T. Young each was awarded $30,000 in cash. Further, pursuant to the Company's Bonus Compensation Plan, for services rendered as a Director during Fiscal 1997, C.B. Malone was granted 385 restricted shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded without giving effect to the diminution in value attributable to the restrictions on such stock) of $9,995 and A.T. Young was granted 770 restricted shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded without giving effect to the diminution in value attributable to the restrictions on such stock) of $19,989. All such restricted shares of Class A Common Stock vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Directors are also eligible to receive stock options under the Company's 1995 Stock Option Plan pursuant to which, for services rendered as a Director during Fiscal 1997, C.K. Davis, W.H. Demisch and J.W. McRary each was granted options to purchase 5,000 shares of Class A Common Stock at $25.96 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant and C.B. Malone and A.T. Young each was granted options to purchase 10,000 shares of Class A Common Stock at $25.96 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

     The Company has also entered into agreements with certain Directors whereby such Directors perform consulting and other services for the Company. In Fiscal 1997, C.K. Davis received $1,050 for consulting services under a consulting arrangement which provides for remuneration of $150 per hour. The amount paid to Dr. Davis was in addition to the annual retainer and meeting fees. In Fiscal 1997, E.A. Frieman received $35,000 for consulting services under an arrangement which provided for remuneration of $5,000 per month. The amount paid to Dr. Frieman under such consulting arrangement was in lieu of the annual retainer and meeting fees. In October 1996, Dr. Frieman's consulting arrangement was terminated and he became an employee of the Company. Therefore, Dr. Frieman became ineligible to receive an annual retainer and meeting fees after such time. In Fiscal 1997, C.B. Malone received $49,992 for consulting services and services as a Director under a consulting arrangement which provides for remuneration of $4,166 per month. The amount paid to Ms. Malone under such consulting arrangement was in lieu of the annual retainer and meeting fees. In Fiscal 1997, M.E. Trout received $60,000 for consulting services and services as a Director under a consulting arrangement which provides for remuneration of $5,000 per month. The amount paid to Dr. Trout under such consulting arrangement was in lieu of the annual retainer and meeting fees.

     See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" for information with respect to transactions between the Company and certain entities in which certain Directors of the Company may be deemed to have an interest.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION

     The following table (the "Summary Compensation Table") sets forth information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended January 31, 1997, 1996 and 1995, of those persons who were, at January 31, 1997 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). The Summary Compensation Table sets forth the annual and long-term compensation earned by the Named Executive Officers for the relevant fiscal year whether or not paid in such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                      ANNUAL               COMPENSATION AWARDS
                                                   COMPENSATION           ----------------------
                                    FISCAL     ---------------------      RESTRICTED      OPTIONS     ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR       SALARY       BONUS         STOCK(1)       (SHARES)   COMPENSATION
----------------------------------  ------     --------     --------      ----------      ------     ------------
J.R. Beyster......................   1997      $396,635     $450,000       $      0       50,000       $ 13,209(2)
  Chairman of the Board and          1996      $375,404     $300,000       $      0            0       $ 14,049(2)
  Chief Executive Officer            1995      $356,731     $225,000       $      0            0       $ 14,684(2)
W.A. Owens........................   1997      $316,346(3)  $400,000(4)    $ 69,996(5)    65,000       $349,999(6)
  Vice Chairman of the Board,        1996           N/A(7)       N/A(7)         N/A(7)       N/A(7)         N/A(7)
  President and Chief Operating      1995           N/A(7)       N/A(7)         N/A(7)       N/A(7)         N/A(7)
    Officer
J.H. Warner, Jr...................   1997      $269,231     $200,000       $  9,995(8)    10,000       $ 13,209(2)
  Corporate Executive Vice           1996      $240,616     $175,000       $      0       10,000       $ 14,129(2)
  President                          1995      $234,423     $139,998(9)    $  9,998(10)    2,000       $ 18,525(2)
J.E. Glancy.......................   1997      $245,000     $215,000       $ 15,005(11)   15,000       $ 13,209(2)
  Corporate Executive Vice           1996      $226,539     $172,000       $      0       10,000       $ 14,103(2)
  President                          1995      $196,539     $100,000       $ 19,996(12)   10,000       $ 18,525(2)
W.A. Roper, Jr....................   1997      $227,308     $155,005(13)   $ 30,010(14)   15,000       $ 38,207(15)
  Senior Vice President and          1996      $221,539     $ 70,000       $ 20,007(16)    5,000       $ 14,128(2)
  Chief Financial Officer            1995      $208,173     $ 38,000       $ 26,991(17)    4,000       $ 18,525(2)

---------------

 (1) The amount reported represents the market value on the date of grant (calculated by multiplying the Formula Price of the Company's Class A Common Stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restrictions on such stock. As of January 31, 1997, the aggregate restricted stock holdings for the Named Executive Officers and for all other employees were as follows: J.R. Beyster -- none; W.A. Owens -- 2,587 shares, with a market value as of such date of $67,159; J.H. Warner, Jr. -- 1,842 shares, with a market value as of such date of $47,818; J.E. Glancy -- 1,518 shares, with a market value as of such date of $39,407; W.A. Roper, Jr. -- 3,265 shares, with a market value as of such date of $84,759; and all other employees -- 564,678 shares, with a market value as of such date of $14,659,041. Dividends are payable on such restricted stock if and when declared. However, the Company has never declared or paid a cash dividend on its capital stock and no cash dividends on its capital stock are contemplated in the foreseeable future.

 (2) Represents amounts contributed or accrued by the Company for the Named Executive Officers under the Company's Profit Sharing Plan, ESOP and CODA.

 (3) Mr. Owens joined the Company in March 1996. Mr. Owens' annual salary for Fiscal 1997 would have been $350,000.

 (4) Includes $50,000 paid to Mr. Owens as a sign-on bonus.

 (5) Represents 3,357 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

 (6) Represents the award of 15,520 Stock Units (which generally corresponds to one share of Class A Common Stock) pursuant to the Key Executive Stock Deferral Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of Stock Units awarded) of $300,002 and the award of 2,284 Stock Units (which generally corresponds to one share of Class A Common Stock) pursuant to the Company's Management Stock Compensation Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of Stock Units awarded) of $49,997.

 (7) Mr. Owens was not an employee of the Company during fiscal years 1996 or 1995.

 (8) Represents 385 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

 (9) Includes the award of 636 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $9,998.

(10) Represents 636 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(11) Represents 578 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(12) Represents 1,272 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(13) Includes the award of 578 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $15,005.

(14) Represents 1,156 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(15) Represents a total of $13,209 contributed or accrued by the Company for Mr. Roper under the Company's Profit Sharing Plan, ESOP and CODA and the award of 1,142 Stock Units (which generally corresponds to one share of Class A Common Stock) pursuant to the Company's Management Stock Compensation Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of Stock Units awarded) of $24,998.

(16) Represents 1,035 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(17) Represents 1,717 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

OPTION GRANTS

     The following table sets forth information regarding grants of options to purchase shares of Class A Common Stock pursuant to the Company's 1995 Stock Option Plan made during Fiscal 1997 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                                                % OF TOTAL                                    STOCK PRICE
                                                 OPTIONS                                   APPRECIATION FOR
                                  OPTIONS       GRANTED TO      EXERCISE                    OPTION TERM(2)
                                 GRANTED(1)     EMPLOYEES         PRICE      EXPIRATION   -------------------
             NAME                 (SHARES)    IN FISCAL 1997   (PER SHARE)      DATE         5%        10%
-------------------------------  ----------   --------------   -----------   ----------   --------   --------
J.R. Beyster...................    50,000           1.4%         $ 22.83       11/29/01   $315,375   $696,897
W.A. Owens.....................    45,000           1.2%         $ 19.33       03/04/01   $240,324   $531,052
J.H. Warner, Jr. ..............    10,000             *          $ 20.41       04/14/01   $ 56,389   $124,605
J.E. Glancy....................    10,000             *          $ 20.41       04/14/01   $ 56,389   $124,605
W.A. Roper, Jr. ...............     5,000             *          $ 19.33       03/28/01   $ 26,703   $ 59,006

---------------

 *  Less than 1% of the total options granted to employees in Fiscal 1997.

(1) Although the following grants of options were made during Fiscal 1997 such grants relate to the individual's service during the fiscal year 1996 (other than the grants made to Mr. Owens). All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2) The potential realizable value is based on an assumption that the Formula Price of the Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the 5-year option term. These values are calculated based on the regulations promulgated by the Securities and Exchange Commission and should not be viewed in any way as an estimate or forecast of the future performance of the Class A Common Stock. There can be no assurance (i) that the values realized upon the exercise of the stock options will be at or near the potential realizable values listed in this table, (ii) that the Class A Common Stock will in the future provide returns comparable to historical returns or (iii) that the Formula Price will not decline.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information regarding the exercise of options during Fiscal 1997 and unexercised options to purchase Class A Common Stock granted during Fiscal 1997 and prior years under the Company's 1982 Stock Option Plan, 1992 Stock Option Plan and 1995 Stock Option Plan to the Named Executive Officers and held by them at January 31, 1997.

                          AGGREGATED OPTION EXERCISES
                              IN LAST FISCAL YEAR
                                      AND
                          FISCAL YEAR-END OPTION VALUE

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT JANUARY 31, 1997      AT JANUARY 31, 1997(1)
                                 ACQUIRED      VALUE     ----------------------------   ---------------------------
             NAME               ON EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------   -----------    -------------   -----------   -------------
J.R. Beyster..................       0           N/A            0           50,000             N/A      $ 156,500
W.A. Owens....................       0           N/A            0           45,000             N/A      $ 298,350
J.H. Warner, Jr. .............       0           N/A        6,000           14,000       $  83,052      $ 102,748
J.E. Glancy...................       0           N/A        7,000           24,000       $  83,254      $ 210,656
W.A. Roper, Jr. ..............       0           N/A        8,200            9,800       $ 113,486      $  88,594

---------------

(1) Based on the Formula Price of the Class A Common Stock as of such date less the exercise price of such options.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Since its inception, the Company has been an employee-owned corporation based upon the philosophy that those who contribute to the success of the Company should share in its rewards. The Company's compensation policies, plans and programs seek to implement this employee ownership philosophy by closely aligning the financial interest of the Company's employees, including executive officers, with the financial interest of its stockholders.

     As members of the Compensation Committee, it is our responsibility to approve the salaries paid to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company and to recommend to the Bonus Compensation Committee of the Board of Directors the amount of grants to be made to the Chief Executive Officer and the four other most highly compensated executive officers under the Company's Bonus Compensation Plan. These determinations are made in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses and relevant market compensation data. To assist the Compensation Committee in carrying out these responsibilities,

Towers Perrin, an internationally recognized executive compensation consulting firm, was retained by the Compensation Committee to review the compensation paid to the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during the fiscal year ended January 31, 1997, and to provide a competitive assessment of the various components of such compensation.

     The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue, profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

     The Company has continued to set the annual base salaries of its executive officers at or below competitive levels and continues to cause a significant portion of an executive officer's compensation to consist of annual and longer-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. For the fiscal year ended January 31, 1997, the executive officers' incentive compensation was an average of approximately 44% of the executive officers' total compensation (salary and bonus). As a result, much of an executive officer's total compensation was "at risk" and dependent on performance during the prior fiscal year.

     An executive officer's incentive compensation may consist of cash, fully-vested stock, vesting stock, stock options or a combination of these components. Generally, an annual bonus is given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer's respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding bonuses of vesting stock and stock options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company and on increasing stockholder value. Further, the Company's general philosophy is to encourage employees to have significant stockholdings in the Company so that they have sufficient economic incentive to maximize the Company's long-term performance and stock value.

     In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and the Company's other executive officers, the Compensation Committee recognized that the Company continued to increase its revenue and profitability during the past fiscal year. For the fiscal year ended January 31, 1997, the Company's revenues increased to $2.40 billion, a 11.1% increase from the prior fiscal year revenues of $2.16 billion. The Company's net income for this same period was $63.7 million, or a 11.2% increase over the prior fiscal year net income of $57.3 million. The Compensation Committee has taken particular note of the Company's continuing financial success despite declining defense and other government budgets and increasing competition in the Company's markets. The Compensation Committee has also noted that management has continued to successfully increase the Company's business base in areas other than national security, such as health, transportation, commercial and international.

     Finally, notwithstanding the strong performance of the equity markets during the past year, the performance of the Company's Class A Common Stock exceeded the performance of both the broad market index of Standard and Poor's Composite 500 Stock Index and the Company's peer group index of the Dow Jones Diversified Technology Index. The Company's Class A Common Stock realized an annual return of 34.3% for the one year period ended January 31, 1997, exceeding the annual return of both the Standard and Poor's Composite 500 Stock Index and the Dow Jones Diversified Technology Index of 26.3% and 30.7%, respectively, during the same period. The Compensation Committee also noted that over the past five and ten years, the Class A Common Stock realized annualized returns of 18.4% and 14.3%, respectively.

     During the past fiscal year, Dr. Beyster was paid a base salary of 375,000(1), which represented an increase of 3.7% over his base salary for the prior year. Towers Perrin has concluded that Dr. Beyster's base salary fell below the 25th percentile in its compensation survey data base for Chief Executive Officers for general industry, high technology, aerospace/defense and communications companies.

     Dr. Beyster was paid a cash bonus of $450,000 for the fiscal year ended January 31, 1997. Dr. Beyster also received non-qualified stock options to purchase 50,000 shares of Class A Common Stock at $22.83 per share. Such stock options represented approximately 1.4% of all stock options granted to the Company's employees during the fiscal year ended January 31, 1997. With the recent revisions to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, Dr. Beyster no longer serves on the committees which administer the stock option and stock bonus plans. Therefore, he is now eligible to receive stock options and stock bonuses. The exercise price of all stock options (including those granted to Dr. Beyster) was equal to the Formula Price of the Class A Common Stock on the date of grant. Therefore, such stock options will only have value to the extent that the Formula Price of the Company's Class A Common Stock increases during the term of the stock option. Considering the Company's successful performance during the past fiscal year, the fact that the Company's Class A Common Stock outperformed both the broad market index and the Company's peer group index and the continued diversification of the Company's business base, the Compensation Committee believes that Dr. Beyster's cash bonus and stock option award are well warranted.

     Towers Perrin has also advised the Compensation Committee that Dr. Beyster's total compensation (base salary and bonus) paid for the last fiscal year also fell below the 25th percentile in its compensation survey data base of Chief Executive Officers for general industry, high technology, aerospace/defense and communications companies. The Compensation Committee would like to emphasize that Dr. Beyster's below market compensation level is not a reflection of the Compensation Committee's opinion of Dr. Beyster's ability or his relative value. It is, however, a reflection of Dr. Beyster's personal reluctance to accept compensation anywhere near the median compensation levels provided to the Chief Executive Officers of the comparable companies surveyed by Towers Perrin.

     Towers Perrin has reviewed the compensation for each of the other four highest paid executive officers of the Company during its last fiscal year and has reported to the Compensation Committee that, based on industry survey data collected by Towers Perrin, the compensation of these executive officers was within an acceptable range of competitive market levels for individuals with comparable duties and responsibilities.

     The Compensation Committee believes that the compensation policies, plans and programs the Company has implemented, and which the Compensation Committee endorses, have encouraged management's focus on the long-term financial performance of the Company and have contributed to achieving the Company's technical and financial success.

J.B. Wiesler (Chairman)      J.W. McRary
C.K. Davis                   M.E. Trout
W.H. Demisch                 A.T. Young
C.B. Malone

April 10, 1997

---------------

     1The variance between Dr. Beyster's base salary reported in the Summary Compensation Table is attributable to his having been paid for unused comprehensive leave.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During Fiscal 1997, C.K. Davis, W.H. Demisch, E.A. Frieman, C.B. Malone, J.W. McRary, M.E. Trout, J.B. Wiesler and A.T. Young served as members of the Compensation Committee. None of such persons served as an officer or employee of the Company or any of its subsidiaries during Fiscal 1997 or formerly served as an officer of the Company or any of its subsidiaries, except for (i) E.A. Frieman who was an Executive Vice President and Group Manager of the Company from 1981 to 1986 and who became a part-time employee of the Company in October 1996 and (ii) J.W. McRary who was an employee of the Company from 1971 to 1994 and served as an Executive Vice President of the Company from 1979 to 1994. Dr. Frieman resigned from the Compensation Committee in October 1996.

     W. Frieman, daughter of E.A. Frieman, a Director of the Company, is an employee of the Company and the Director of the Asia Technology Program for the Company. For services rendered during Fiscal 1997, W. Frieman received $102,273 in cash and stock compensation, and received options to acquire 500 shares of Class A Common Stock at $25.96 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. Such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. W. Frieman's area of professional expertise is the analysis of industrial and defense technology in the Pacific Rim, with an emphasis on China, Japan and Southeast Asia.

     See also "Directors' Compensation."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Foundation for Enterprise Development (the "Foundation"), a non-profit organization, was founded in 1986 by J.R. Beyster, Chairman of the Board and Chief Executive Officer of the Company, to promote employee ownership. Dr. Beyster is the President and a member of the Board of Trustees of the Foundation. In Fiscal 1997, the Company made a cash contribution of $350,000 to the Foundation. The Board of Directors has approved a contribution of $400,000 to the Foundation for fiscal year 1998.

     During Fiscal 1997, the Company paid $86,714 to Visions International, Inc. ("Visions") for technical engineering and consulting services. V.N. Cook, a Director of the Company, is the owner and Chairman of Visions.

     R.D. Layson, wife of W.M. Layson, a Director of the Company, is an employee of the Company and the Deputy Division Manager for the Information Systems Integration Division. For services rendered during Fiscal 1997, R.D. Layson received $91,647 in cash and stock compensation, and received options to acquire 2,500 shares of Class A Common Stock at $25.96 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. Such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. R.D. Layson has been an employee of the Company for over 17 years and works in the area of systems integration and software development management.

     See also "Compensation Committee Interlocks and Insider Participation."

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Class A Common Stock against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the Dow Jones Diversified Technology Index for the ten (10) fiscal years commencing February 1, 1987 and ending January 31, 1997. The comparison of total return shows the change in year-end stock price, assuming the immediate reinvestment of all dividends for each of the periods and has been indexed to $100.00 as of January 31, 1992. The information for the Dow Jones Diversified Technology Index for the nine (9) fiscal years commencing February 1, 1988 and ending January 31, 1997 was provided by Dow Jones. The information for the Dow Jones Diversified Technology Index for the one (1) fiscal year commencing February 1, 1987 and ending January 31, 1988 was compiled by Houlihan Lokey Howard & Zukin, a specialty investment banking firm, for the companies which comprised the Dow Jones Diversified Technology Index during such time period.

                             COMPARISON OF TEN-YEAR
                            CUMULATIVE TOTAL RETURN
              AMONG SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                             CLASS A COMMON STOCK,
               STANDARD AND POOR'S COMPOSITE-500 STOCK INDEX AND
                     DOW JONES DIVERSIFIED TECHNOLOGY INDEX

        MEASUREMENT PERIOD             SAIC CLASS A                           DJ DIVERSIFIED
      (FISCAL YEAR COVERED)            COMMON STOCK        S&P 500 INDEX        TECHNOLOGY
1/87                                                61                  57                  78
1/88                                                63                  55                  62
1/89                                                73                  66                  71
1/90                                                84                  75                  78
1/91                                                88                  82                  90
1/92                                               100                 100                 100
1/93                                               108                 111                 114
1/94                                               127                 126                 140
1/95                                               141                 126                 138
1/96                                               173                 175                 191
1/97                                               233                 221                 249
------------------------------------------------------------------------------------------------------------------
                                                                                                        10 Year
                                                                                                         Annual
                                    1/87  1/88  1/89  1/90  1/91  1/92  1/93  1/94  1/95  1/96  1/97  Return Rate
------------------------------------------------------------------------------------------------------------------
 SAIC Class A Common Stock           61    63    73    84    88   100   108   127   141   173   233      14.3%
------------------------------------------------------------------------------------------------------------------
 S&P 500 Index                       57    55    66    75    82   100   111   126   126   175   221      14.5%
------------------------------------------------------------------------------------------------------------------
 DJ Diversified Technology           78    62    71    78    90   100   114   140   138   191   249      12.3%
------------------------------------------------------------------------------------------------------------------

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

CLASS A COMMON STOCK

     To the best of the Company's knowledge, as of the Record Date, no person (other than State Street Bank and Trust Company ("State Street") in its capacity as trustee of the Retirement Plans and the Stock Plans) beneficially owned more than 5% of the outstanding shares of Class A Common Stock. The following table sets forth, as of the Record Date, to the best of the Company's knowledge, the number of shares of Class A Common Stock beneficially owned by each Director, each nominee for Director, the Named Executive Officers and all executive officers and Directors as a group:

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL     PERCENT
                       NAME OF BENEFICIAL OWNER                  OWNERSHIP(1)   OF CLASS
        -------------------------------------------------------  ----------     --------
        D.P. Andrews...........................................      37,707          *
        J.R. Beyster...........................................     781,541        1.6%(2)
        V.N. Cook..............................................      20,799          *
        C.K. Davis.............................................       9,020          *
        W.H. Demisch...........................................      25,979          *
        W.A. Downing...........................................       4,279          *
        E.A. Frieman...........................................      48,178          *
        J.E. Glancy............................................     137,437          *
        B.R. Inman.............................................      77,720          *
        H.M.J. Kraemer, Jr. ...................................           0          0%
        W.M. Layson............................................      98,458          *
        C.B. Malone............................................       9,221          *
        J.W. McRary............................................     174,492          *
        W.A. Owens.............................................      18,871          *
        S.D. Rockwood..........................................      55,801          *
        W.A. Roper, Jr.........................................      43,184          *
        E.A. Straker...........................................     112,656          *
        M.E. Trout.............................................       5,000          *
        J.P. Walkush...........................................      90,154          *
        J.H. Warner, Jr. ......................................     143,892          *
        J.A. Welch.............................................      36,181          *
        J.B. Wiesler...........................................       6,000          *
        A.T. Young.............................................       4,170          *
        State Street Bank and Trust Company....................  23,960,021       48.5%(3)
          One Enterprise Drive
          North Quincy, MA 02171
        All executive officers and Directors as a group (28
          persons).............................................   2,175,400        4.4%(4)

---------------

 * Less than 1% of the outstanding shares of Class A Common Stock and less than 1% of the voting power of the Common Stock.

(1) The beneficial ownership depicted in the table includes: (i) the approximate number of shares allocated to the account of the individual by the Trustee of the Company's ESOP, Profit Sharing Plan and CODA as follows: D.P. Andrews (2,609 shares), J.R. Beyster (1,002 shares), V.N. Cook (2,229 shares), W.A. Downing (90 shares), J.E. Glancy (26,648 shares), B.R. Inman (10 shares), W.M. Layson (37,666 shares), J.W. McRary (186 shares), S.D. Rockwood (7,334 shares), W.A. Roper, Jr. (4,119 shares), E.A. Straker (37,515 shares), J.P. Walkush (16,304 shares), J.H. Warner, Jr. (29,664 shares), J.A. Welch (3,700 shares), and all executive officers and Directors as a group (205,082 shares); (ii) shares subject to options exercisable within 60 days following the Record Date, as follows: D.P. Andrews (26,409 shares), V.N. Cook (9,000 shares), C.K. Davis (7,569 shares), W.H. Demisch (11,000 shares), E.A. Frieman (11,000 shares), J.E. Glancy (13,800 shares), B.R. Inman (11,000 shares), C.B. Malone (7,500 shares), J.W. McRary (4,000 shares), W.A. Owens (9,000 shares), S.D. Rockwood (18,000 shares), W.A. Roper

    Jr. (5,800 shares), E.A. Straker (13,200 shares), M.E. Trout (2,000 shares), J.P. Walkush (10,300 shares), J.H. Warner, Jr. (7,000 shares), J.A. Welch (11,000 shares), A.T. Young (1,400 shares) and all executive officers and Directors as a group (221,878 shares); (iii) shares held by spouses, minor children or other relatives sharing a household with the individual, as follows: J.E. Glancy (2,870 shares), W.M. Layson (42,542 shares), E.A. Straker (20,319 shares) and all executive officers and Directors as a group (65,731 shares); and (iv) shares held by certain trusts established by the individual, as follows: J.R. Beyster (780,539 shares), M.E. Trout (2,000 shares), J.H. Warner, Jr. (101,668 shares), J.B. Wiesler (6,000 shares) and all executive officers and Directors as a group (946,110 shares).

(2) Represents 1.5% of the voting power of the Common Stock.

(3) At the Record Date, State Street, as Trustee for the Retirement Plans and the Stock Plans, beneficially owned the following percentage of the outstanding shares of Class A Common Stock and Class B Common Stock and voting power of the Common Stock under the following plans: ESOP -- 32.0% Class A Common Stock, 9.4% Class B Common Stock and 31.3% of the voting power of the Common Stock; CODA -- 14.8% Class A Common Stock, 0% Class B Common Stock and 14.3% of the voting power of the Common Stock; Profit Sharing Plan -- 0.1% Class A Common Stock, 0.01% Class B Common Stock and 0.1% of the voting power of the Common Stock; Syntonic Retirement
    Plan -- 0.2% Class A Common Stock, 0% Class B Common Stock and 0.2% of the voting power of the Common Stock; Stock Compensation Plan -- 1.0% Class A Common Stock, 0% Class B Common Stock and 1.0% of the voting power of the Common Stock; Management Stock Compensation Plan -- 0.4% Class A Common Stock, 0% Class B Common Stock and 0.4% of the voting power of the Common Stock; and Key Executive Stock Deferral Plan -- 0.1% Class A Common Stock, 0% Class B Common Stock and 0.1% voting power of the Common Stock. Under the terms of the Retirement Plans, each participant is entitled to direct the Trustee how to vote his or her proportionate interest in all allocated shares of Common Stock held in the Retirement Plans, subject to certain restrictions imposed upon the Trustee by the fiduciary provisions of ERISA. Under the terms of the Stock Plans, the Trustee will vote the shares of Common Stock held by the Trustee in the Stock Plans in the same proportion that the other stockholders of the Company vote their shares of Common Stock.

(4) Represents 4.3% of the voting power of the Common Stock.

  Class B Common Stock

     The following table sets forth, as of the Record Date, to the best of the Company's knowledge, those persons who were beneficial owners of 5% or more of the outstanding shares of Class B Common Stock. None of the Directors, nominees for Director, the Named Executive Officers or executive officers of the Company own any shares of Class B Common Stock.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL     PERCENT
                NAME AND ADDRESS OF BENEFICIAL OWNERSHIP          OWNERSHIP      OF CLASS
        --------------------------------------------------------  ----------     --------
        R. C. Cavanagh..........................................    16,217       5.1%(1)
          2007 Carrhill Road
          Vienna, VA 22181
        J. D. Cramer............................................    16,085       5.0%(1)
          P.O. Box 30691
          Albuquerque, NM 87190
        J. L. Griggs, Jr. ......................................    20,267(2)    6.3%(1)
          1516 Sagebrush Trail, S. E.
          Albuquerque, NM 87123
        State Street Bank and Trust Company.....................    30,323(3)    9.4%(1)
          One Enterprise Drive
          North Quincy, MA 02171

---------------

(1) Represents less than 1% of the voting power of the Common Stock.

(2) Includes 803 shares of Class B Common Stock held for the account of J.L. Griggs, Jr. by the Trustee of the Company's ESOP.

(3) Represents shares of Class B Common Stock beneficially owned by State Street in its capacity as Trustee for the ESOP and Profit Sharing Plan. State Street's total ownership of Common Stock is set forth in Note (3) to the previous table above.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending January 31, 1998, subject to approval by the stockholders of the Company. Price Waterhouse LLP has served as the Company's independent accounting firm since 1977. There is no requirement in the Company's Charter or Bylaws that the selection of independent accountants be submitted to a vote of stockholders. However, the Board of Directors deems this matter to be of such importance that it has concluded that it should be subject to approval of the stockholders. If the stockholders do not approve the appointment of Price Waterhouse LLP, the Board of Directors will reconsider such appointment.

     It is anticipated that a representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative will also be available to respond to appropriate questions.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than February 5, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, Section 2.01 of the Company's Bylaws provides that in order for a stockholder to propose any matter for consideration at an annual meeting of the Company (other than by inclusion in the Company's Proxy Statement), such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of Common Stock beneficially owned by the stockholder who proposes to bring the business before the meeting and any material interest of such stockholder in the business so proposed.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report to Stockholders for the year ended January 31, 1997, which includes audited financial statements, is being mailed with this Proxy Statement to stockholders of record as of the Record Date.

     The Company will provide without charge to any stockholder, upon request, a copy of its Annual Report on Form 10-K for the year ended January 31, 1997 (without exhibits), as filed with the Securities and Exchange Commission. Requests should be directed in writing to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention:
Corporate Secretary.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          J. Dennis Heipt
                                          Corporate Secretary
June 5, 1997

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 11, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J.R. BEYSTER, J.D. HEIPT and D.E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A Common Stock and/or Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held in the Grand Ballroom of the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Friday, July 11, 1997 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as indicated below.

    This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, the shares represented by this proxy will be voted FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposal 2 and in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

                           RETURN BOTTOM PORTION ONLY
                                  (DETACH HERE)


  1. Election of eight Class I Directors.
     [ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)
         INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike a line through such nominee's name
                        and your votes will be distributed among the
                        remaining nominee(s).
                                 D.P. Andrews, J.R. Beyster, V.N. Cook,
                                 W.H. Demisch, J.E. Glancy, H.M.J. Kraemer, Jr., C.B. Malone and J.A. Welch
     [ ]   WITHHOLD AUTHORITY to vote for ALL nominees listed above.

  2. Proposal to approve the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending January 31, 1998.
                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN
  3. In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.
 (FOLD HERE)                                                        (FOLD HERE)
- - - - - - -                                                      - - - - - - -
         PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                                        Dated ___________________________,  1997


                                        ----------------------------------------
                                                        Signature

                                        ----------------------------------------
                                                        Signature
                                        Please sign EXACTLY as name or names
                                        appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title.



PROXY NUMBER:                         "A" SHARES                      "B" SHARES

                                                                          [LOGO]

  VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 11, 1997

        THIS VOTING INSTRUCTION CARD IS PROVIDED IN CONNECTION WITH THE
               SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS.

    The undersigned hereby instructs the Trustee, State Street Bank and Trust Company and any successor, under the Cash or Deferred Arrangement, Employee Stock Ownership Plan ("ESOP") and Profit Sharing Retirement Plan of Science Applications International Corporation (the "Company") and the Retirement Savings Plan of Syntonic Technology, Inc., a wholly-owned subsidiary of the Company (collectively, the "Plans"), to vote all of the shares of Class A Common Stock and/or Class B Common Stock held for the undersigned's account in each of the Plans at the Annual Meeting of Stockholders of the Company to be held in the Grand Ballroom of the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Friday, July 11, 1997 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows.

    The shares of Class A Common Stock and/or Class B Common Stock to which this voting instruction card relates will be voted as directed. If this card is signed and returned but no instructions are indicated with respect to a particular item, the vote of such shares as to any such item will be deemed to have been instructed to vote, and such shares will be voted, FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposal 2 and in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. All allocated shares of Class A Common Stock and/or Class B Common Stock held in the Plans (other than shares held in the TRASOP accounts of participants in the ESOP) as to which no voting instruction cards are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a plan-by-plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. Shares held in the TRASOP accounts of participants in the ESOP as to which no voting instruction cards are received will not be voted by the Trustee. This voting instruction card, if properly executed and delivered, will revoke all prior voting instruction cards.

                           RETURN BOTTOM PORTION ONLY
                                  (DETACH HERE)

   1. Election of eight Class I Directors.
      [ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)
          INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike a line through such nominee's name
                         and your votes will be distributed among the
                         remaining nominee(s).
                                 D.P. Andrews, J.R. Beyster, V.N. Cook,
                                 W.H. Demisch, J.E. Glancy, H.M.J. Kraemer, Jr., C.B. Malone and J.A. Welch
      [ ]   WITHHOLD AUTHORITY to vote for ALL nominees listed above.
   2. Proposal to approve the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending January 31, 1998.
                    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN
   3. In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.
- - - - - - -                                                      - - - - - - -
 (FOLD HERE)                                                        (FOLD HERE)

    PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE. IN ORDER TO BE COUNTED, VOTING INSTRUCTION CARDS MUST BE RECEIVED BY THE PROXY COUNTER BY JULY 7, 1997.

                                        Dated ____________________________, 1997


                                        ----------------------------------------
                                                        Signature


                                        Please sign EXACTLY as name or names
                                        appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title.




PROXY NUMBER:                            "A" SHARES                   "B" SHARES